Exhibit 10.1

RECORDING REQUESTED BY AND

UPON RECORDING RETURN TO:

John Mackel, Esq.

Preston Gates & Ellis LLP

55 Second Street, Suite 1700

San Francisco, CA 94105

SPACE ABOVE THIS LINE FOR RECORDER’S USE

TIAA Appl. #CA-3179

M-000450500

FIRST AMENDMENT TO PROMISSORY NOTE, DEED OF TRUST,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING STATEMENT, AND

ASSIGNMENT OF LEASES AND RENTS

THIS FIRST AMENDMENT TO PROMISSORY NOTE, DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT, AND ASSIGNMENT OF LEASES AND RENTS (“First Amendment”) is made this 12th day of March, 2004 (the “Effective Date”), by and between CATELLUS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership, as successor in interest by merger to Catellus Development Corporation, a Delaware corporation (“Borrower”), having its principal place of business at 201 Mission Street, San Francisco, California 94105, as trustor, in favor of FIRST AMERICAN TITLE INSURANCE COMPANY (“Trustee”), having an office at 520 N. Central Avenue, Glendale, California 91203 , as trustee, and for the benefit of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation (“Lender”), having an address at 730 Third Avenue, New York, New York 10017, as beneficiary.

RECITALS:

A. Lender agreed to make and Borrower agreed to accept a loan (the “Loan”) in an original principal amount of $15,750,000.00.

B. As part of the evidence and security for the Loan, Borrower made, for the benefit of Lender, (i) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement (the “Deed of Trust”), dated September 30, 1998, which was recorded on September 30, 1998, in the Official Records of the County of Alameda, California, as Document No. 98-338705 and which conveyed, among other things, Borrower’s interest in the Land (as defined in the Deed of Trust), as more particularly described in Exhibit A hereto, and

(ii) that certain Assignment of Leases and Rents (the “Assignment”), dated September 30, 1998, which was recorded on September 30, 1998 in the Official Records of the County of Alameda, California, as Document No. 98-338706.

C. In addition to the Loan, Lender agreed to make and Borrower and SF Pacific Properties, LLC (“SFPP”), as applicable, agreed to accept those certain loans as more particularly described in Exhibit B hereto (collectively, the “Crossed Loans”), as evidenced by, among other things, those certain Promissory Notes in favor of Lender (collectively, the “Crossed Notes”).

D. The Loan and the Crossed Loans have a total original principal amount of $138,725,000.00.

E. Borrower and Lender have agreed to modify the terms and conditions of the Loan Documents (as defined in the Deed of Trust) to, among other things, cross-default and cross-collateralize the Loan with the Crossed Loans, and Borrower and Lender are entering into this First Amendment upon the terms and conditions set forth below.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

Section 1. First Amendment Recitals and Definitions. The foregoing recitals are true and correct and by this reference are incorporated herein. All capitalized words and phrases herein shall, unless otherwise defined, have the meanings set forth in the Deed of Trust.

Section 2. Promissory Note. (a) The second paragraph on the first page of the Note (as defined in the Deed of Trust) is hereby deleted in its entirety and replaced with the following:

“This Note is secured by, among other things, (i) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement (as amended, the “Deed of Trust”), dated the date of this Note, by Borrower, in favor of Lender, and (ii) the Crossed Deeds of Trust (as defined in the Deed of Trust, as amended). All capitalized terms not expressly defined in this Note will have the definitions set forth in the Deed of Trust.”

(b) Section 1(b) of the Note is hereby deleted in its entirety and replaced with the following:

“On the Maturity Date, Borrower will pay the Principal in full together with accrued interest at the Fixed Interest Rate and all other amounts due under this Note, the Deed of Trust, and all documents now or hereafter executed by Borrower or held by Lender or Trustee relating to the Loan; provided that, without limiting the terms and conditions of the Crossed Loan Documents, such payments shall not constitute a prepayment requiring payment in full of the Crossed Loans.”

(c) Section 2(b) of the Note is hereby deleted in its entirety and replaced with the following:

“Except as permitted in the Deed of Trust as set forth in Article XXI, this Note may not be prepaid in full or in part. Notwithstanding the foregoing, provided there is no Event of Default, this Note may be prepaid in full without payment of the Prepayment Premium during the last 120 days of the Term. This Note may not be prepaid without simultaneous prepayment in full of any other notes secured by the Loan Documents (which, include, without limitation, the Crossed Deeds of Trust); provided that, without limiting the terms and conditions of the Crossed Loan Documents, payments required herein on the Maturity Date shall not constitute a prepayment requiring payment in full of the Crossed Loans. “Prepayment Premium” means the greater of (i) an amount equal to the product of 1% times the Prepayment Date Principal, and (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated at the Discount Rate, exceeds the Prepayment Date Principal.”

(d) Section 3 of the Note is hereby deleted in its entirety and replaced with the following:

“(a) It is an “Event of Default” under this Note:

(i) if Borrower fails to pay any amount due, as and when required, under this Note or any other Loan Document and the failure continues for a period of 5 days; or

(ii) if an Event of Default occurs under any other Loan Document; or

(iii) if an “Event of Default” as defined in the Crossed Notes occurs under any of the Crossed Notes.

“(b) If an Event of Default occurs, Lender may declare all or any portion of the Debt immediately due and payable (“Acceleration”) and exercise any of the other Remedies (as defined in the Deed of Trust). In addition to the foregoing, if an Event of Default occurs, Lender may declare that an “Event of Default” as defined in the Crossed Notes has occurred and that all or any portion of the “Debt” as defined in each of the Crossed Notes is immediately due and payable (which shall be an “Acceleration” as defined in the Crossed Notes and which shall permit Lender to exercise any of the other “Remedies” as referenced in the Crossed Notes).”

Section 3. Obligations. Section 3.1 of the Deed of Trust is hereby deleted in its entirety and replaced with the following:

“This Deed of Trust secures the payment or repayment of the Principal, as advanced from time to time, as evidenced by the Note, the Interest, the Late Charges, the Prepayment Premium, the Expenses, any additional advances made by Lender in connection with the Property or the Loan and all other amounts payable under the Loan Documents (the “Debt”) and also secures both the timely payment of the Debt as and when required and the timely performance of all other obligations and covenants to be performed under the Loan Documents (collectively, the “Obligations”). Borrower acknowledges and confirms that the Obligations, as defined above, include all of those certain “Obligations” as defined in those certain first priority Deeds of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement for the Crossed Loans (as amended, the “Crossed Deeds of Trust”) described in Exhibit E hereto, as security for the Crossed Loans and encumbering those certain properties described in Exhibit E hereto, as the Crossed Deeds of Trust may be amended, restated, replaced, supplemented or otherwise modified from time to time.”

Section 4. Compliance with Anti-Terrorism Laws. The Deed of Trust is hereby modified by adding the following as a new Section 8.4 to the Deed of Trust:

“(a) Neither any entity comprising Borrower, nor any of their respective constituents (other than public shareholders of Borrower’s general partner), nor (if any portion of the Property is being acquired with proceeds of the Loan) the seller of the Property is or will be any of the following:

(i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, or

(ii) owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, or

(iii) doing any of the following: (x) making or receiving any contribution of funds, goods or services to or for the benefit of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224, (y) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, or (z) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, or

(iv) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf.

“(b) Each entity comprising Borrower covenants and agree to deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming its compliance with this Section.”

Section 5. Transfers, Liens and Encumbrances. (a) Section 12.1 of the Deed of Trust is hereby deleted in its entirety and replaced with the following:

“(a) Borrower acknowledges that in making the Loan, Lender is relying to a material extent on the business expertise and net worth of Borrower and Borrower’s

Existing General Partner and on the continuing interest that each of them has, directly or indirectly, in the Property. Accordingly, except as specifically set forth in this Deed of Trust, Borrower (i) will not, and will not permit its partners to, effect a Transfer without Lender’s prior approval, which may be withheld in Lender’s sole discretion and (ii) will keep the Property free from all liens and encumbrances other than the lien of this Deed of Trust, the Permitted Exceptions, and any other lien approved by Lender in its sole discretion. A “Transfer” is defined as any sale, grant, lease (other than bona fide third-party space leases with tenants), conveyance, assignment or other transfer of, or any encumbrance or pledge against, the Property, any interest in the Property, any interest of Borrower’s partners in the Property, any partnership interest in Borrower, any interest in the Existing General Partner, or any change in Borrower or the Existing General Partner’s composition, in each instance whether voluntary or involuntary, direct or indirect, by operation of law or otherwise and including the grant of an option or the execution of an agreement relating to any of the foregoing matters.

“(b) Borrower represents, warrants and covenants that:

(i) Borrower is a Delaware limited partnership whose general partner is Catellus Development Corporation, a Delaware corporation (the “Existing General Partner”) owning 99% of the partnership interests in Borrower.

(ii) The Existing General Partner is a Delaware corporation that is a publicly traded company whose shares are listed on The New York Stock Exchange.”

(b) Section 12.2 of the Deed of Trust is hereby deleted in its entirety and replaced with the following:

“(a) Notwithstanding the prohibitions regarding Transfers, a Permitted Transfer may occur without Lender’s prior consent, provided that the following conditions are met:

(i) at least 30 days prior to the proposed Permitted Transfer, Borrower delivers to Lender a notice that is sufficiently detailed to enable Lender to determine that the proposed Permitted Transfer complies with the terms of this Section;

(ii) there is no Event of Default under the Loan Documents either when Lender receives the notice or when the proposed Permitted Transfer occurs;

(iii) the proposed Permitted Transfer will not result in a violation of any of the covenants contained in the Section entitled, “ERISA Compliance” or in the Section entitled, “Compliance with Anti-Terrorism Laws;”

(iv) the proposed Permitted Transfer will not result in a violation of Laws pertaining to anti-terrorism (other than those referenced in the Section entitled, “Compliance with Anti-Terrorism Laws”) or money laundering and Borrower will deliver to Lender such documentation of compliance as Lender requests in its sole discretion;

(v) when Lender receives the notice and when the proposed Permitted Transfer occurs, the transferee has never been an adverse party to Lender in any litigation to which Lender was a party; the transferee has never defaulted on a loan from Lender or on any contract or other agreement with Lender; and the transferee has never threatened litigation against Lender (for purposes of this subsection “transferee” includes the transferee’s constituent entities at all levels and “Lender” includes Lender’s subsidiaries);

(vi) Borrower pays all of Lender’s expenses relating to the Transfer including Lender’s attorneys’ fees; and

(vii) Lender is satisfied that the Property will continue to be managed by a manager satisfactory to Lender.

Provided that no Event of Default has occurred, notwithstanding the prohibitions regarding Transfers, Permitted Transfers pursuant to Section 12.2(b)(i) may occur without Lender’s prior consent, and without satisfaction of the conditions set forth in Subsections 12.2(a)(i),(ii),(iii),(iv),(v) and (vii), provided that within 120 days after the close of each Fiscal Year, Borrower has certified to Lender that (A) there is no Event of Default under the Loan Documents when any such Permitted Transfers occurred; (B) such Permitted Transfers do not result in a violation of any of the covenants contained in the Section entitled, “ERISA Compliance” or in the Section entitled, “Compliance with Anti-Terrorism Laws;” and (C) such Permitted Transfers do not result in a violation of Laws pertaining to anti-terrorism (other than those referenced in the Section entitled, “Compliance with Anti-Terrorism Laws”) or money laundering and Borrower will deliver to Lender such documentation of compliance as Lender requests in its sole discretion. Notwithstanding the foregoing sentence, if that certain Amended and Restated Agreement of Limited Partnership of Catellus Operating Limited Partnership (the “Partnership Agreement”), dated                     , 2003, as set forth in that certain Proxy Statement/Prospectus dated August 15, 2003, is amended at anytime such that the rights of the limited partners under the Partnership Agreement are materially increased, Borrower shall deliver a copy of such amendment to Lender, and Lender may elect, in its sole discretion, to require that Borrower comply with all of the conditions set forth in Subsections 12.2(a)(i) – (vii) with respect to subsequent Permitted Transfers pursuant to Section 12.2(b)(i).

“(b) Upon compliance with the conditions set forth in the preceding subsection, the following Transfers (the “Permitted Transfers”) may occur without Lender’s prior consent:

(i) Transfers of partnership interests in Borrower, provided that, subsequent to the Transfer, the Existing General Partner remains as the sole general partner and retains not less than 51% of the partnership interests in Borrower.

(ii) a one-time sale of Borrower’s interest in the Property to an unaffiliated bona fide purchaser, but only so long as those properties then security for the Obligations (including the “Obligations” in the Crossed Deeds of Trust) are simultaneously transferred to the transferee, and provided that the following conditions are met:

(A) the transferee has a net worth of at least $250,000,000.00;

(B) the transferee is a well-reputed investor, developer or manager of first-class commercial real estate comparable to the Property;

(C) the transferee has expressly assumed Borrower’s obligations under the Loan Documents and any other documents encumbering the Property that are essential to the on-going use, operation and management of the Property;

(D) Borrower has delivered to Lender evidence satisfactory to Lender that subsequent to the Transfer, the Property will be managed by an experienced and well-reputed property manager of first-class commercial real estate comparable to the Property;

(E) Borrower pays to Lender a transfer fee of one-half percent (1/2%) of the outstanding principal balance of the Loan; and

(F) Borrower delivers to Lender a substitute environmental indemnity delivered to Lender, executed by a substitute indemnitor, satisfactory to Lender in its sole discretion, in which case Borrower will be released from liability under the Environmental Indemnity Agreement.

(iii) a one-time transfer of Borrower’s collective interest in the Property to a wholly-owned subsidiary corporation or limited liability company of Borrower, but only so long as: (A) there is no increase in risks associated with Lender’s ability to enforce its rights and remedies under this Deed of Trust, or under the Crossed Deeds of Trust, related to any or all anti-deficiency statutes or single-action legislation or related to the cross-collateralization and cross-default of the Loan with the Crossed Loans, (B) the conditions set forth in Subsections 12.2(b)(ii)(C) and (D) above, as applicable, are met, (C) Borrower shall deliver to Lender, upon request, an instrument, satisfactory to Lender, from Borrower with respect to the Environmental Indemnity Agreement, and if applicable from any other the guarantors or sureties of the Environmental Indemnity Agreement acknowledging the Transfer and ratifying their continued obligations under the indemnity, guaranty or surety instrument, as the case may be, (D) Borrower shall deliver to Lender, upon request, an instrument, satisfactory to Lender, from Borrower with respect to the limitation of liability provisions of Article XV of this Deed of Trust, and if applicable from any other the guarantors or sureties of the such provisions acknowledging the Transfer and ratifying their continued obligations under such provisions, as the case may be, and (E) Borrower shall deliver to Lender all documents and agreements reasonably required by Lender to evidence the Transfer, to otherwise acknowledge and confirm Borrower and transferee’s obligations under the Loan Documents (including the “Loan Documents” as defined in the Crossed Deeds of Trust) and all documents and agreements executed and delivered in connection with the Loan and/or the other Crossed Loans, and to include the transferee within any contribution agreement executed and delivered in connection with the Loan and/or the other Crossed Loans.

(iv) a one-time transfer of Borrower’s collective interest in the Property to the Existing General Partner, but only so long as: (A) there is no increase in risks associated with Lender’s ability to enforce its rights and remedies under this Deed of Trust, or under the Crossed Deeds of Trust, related to any or all anti-deficiency statutes or single-action legislation or related to the cross-collateralization and cross-default of the Loan with the Crossed Loans, (B) the conditions set forth in Subsections 12.2(b)(ii)(C) and (D) above, as applicable, are met, (C) Borrower shall deliver to Lender, upon request, an instrument, satisfactory to Lender, from Borrower with respect to the Environmental Indemnity Agreement, and if applicable from any other the guarantors or sureties of the Environmental Indemnity Agreement acknowledging the Transfer and ratifying their continued obligations under the indemnity, guaranty or surety instrument, as the case may be, (D) Borrower shall deliver to Lender, upon request, an instrument, satisfactory to Lender, from Borrower with respect to the limitation of liability provisions of Article XV of this Deed of Trust, and if applicable from any other the guarantors or sureties of the such provisions acknowledging the Transfer and ratifying their continued obligations under such provisions, as the case may be, (E) Existing General Partner shall deliver to Lender, upon request, a contribution agreement in favor of Borrower, in form satisfactory to Lender, indemnifying Borrower and any other parties which have pledged assets with respect to this Loan or the Crossed Loans for any losses with respect to those pledges, (F) Existing General Partner shall deliver to Lender, upon request, an instrument, satisfactory to Lender, from Existing General Partners with respect to the Environmental Indemnity Agreement acknowledging the Transfer and assuming the continuing obligations under the indemnity, guaranty or surety instrument, as the case may be, (G) Existing General Partner shall deliver to Lender, upon request, an instrument, satisfactory to Lender, from Existing General Partner with respect to the limitation of liability provisions of Article XV of this Deed of Trust acknowledging the Transfer and assuming the continuing obligations under such provisions, as the case may be, and (H) Borrower shall deliver to Lender all documents and agreements reasonably required by Lender to evidence the Transfer, to otherwise acknowledge and confirm Borrower and Existing General Partner’s obligations under the Loan Documents (including the “Loan Documents” as defined in the Crossed Deeds of Trust) and all documents and agreements executed and delivered in connection with the Loan and/or the other Crossed Loans.

“(c) Notwithstanding Subsection 12.2(a) above, the Transfer of the shares of the Existing General Partner shall be Permitted Transfers so long as those shares are publicly traded. If the Transfer of such shares results in a delisting, without a relisting on a public exchange or NASDAQ (a “Delisting Event”), such Transfer shall also be a Permitted Transfer so long as (i) at the time of the Delisting Event, the Existing General Partner or the successor entity following such Delisting Event complies with the standards set forth in Subsections 12.2(b)(ii)(A), (B), (C), (D) and (F) above, as applicable. In addition, further transfers of the interests in the Existing General Partner after the Delisting Event shall be Permitted Transfers, provided, however, if such Transfers result in a change of control in the Existing General Partner, the Transfers shall not be Permitted Transfers unless the conditions set forth in Subsections 12.2(b)(ii)(A), (B), (C), (D) and (F) above, as applicable, are met. For the purpose of this Subsection 12.2(c), (x) the calculation of the net worth of the Existing General Partner or successor referenced in Subsection 12.2(b)(ii)(A) shall be based on the fair market value of the assets of the Existing General Partner or successor entity, and (y) with reference to Subsection 12.2(b)(ii)(D), Borrower agrees that the such requirement shall be a condition as well as an ongoing covenant.”

Section 6. Cross-Default. Section 14.1 of the Deed of Trust is hereby modified by adding the following as a new Section 14.1(vii) to the Deed of Trust:

“if an “Event of Default” as defined under any of the Crossed Deeds of Trust occurs.”

Section 7. Notices. Section 17.1 of the Deed of Trust is hereby deleted in its entirety and replaced with the following:

“All acceptances, approvals, consents, demands, notices, requests, waivers and other communications (the “Notices”) required or permitted to be given under the Loan Documents must be in writing and (a) delivered personally by a process server providing a sworn declaration evidencing the date of service, the individual served, and the address where the service was made; (b) sent by certified mail, return receipt requested; or (c) delivered by nationally recognized overnight delivery service that provides evidence of the date of delivery, with all charges prepaid (for next morning delivery if sent by overnight delivery service), addressed to the appropriate party at its address listed below:

If to Lender:	Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention: Director Portfolio Management
Mortgage and Real Estate
Region: West
Application #CA-3179
Mortgage #000450500

with a courtesy
copy to:	Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention: Investment Management Law,
Team Leader - Mortgage Loans (West and Midwest)
Application #CA-3179
Mortgage #000450500

If to Borrower:	Catellus Operating Limited Partnership
201 Mission Street
San Francisco, California 94105
Attention: Treasurer

If to Trustee:	First American Title Insurance Company
520 N. Central Avenue
Glendale, California 91203
Attention: Gyda Kelly

“Lender and Borrower each may change from time to time the address to which Notices must be sent, by notice given in accordance with the provisions of this Section. All Notices given in accordance with the provisions of this Section will be deemed to have been received on the earliest of (i) actual receipt; (ii) Borrower’s rejection of delivery; or (iii) 3 Business Days after having been deposited in any mail depository regularly maintained by the United States postal service, if sent by certified mail, or 1 Business Day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery or on the date of personal service, if served by a process server.”

Section 8. The Deed of Trust is hereby modified by adding the following as a new Article XX to the Deed of Trust:

“Section 20.1. Cross-Default and Cross-Collateralization Joinder and Waiver Provisions.

“(a) Without limiting its other obligations herein, Borrower executes this Deed of Trust for the purpose of (i) securing payment and performance of the Obligations (including those certain “Obligations” as defined in the Crossed Deeds of Trust), even though Borrower is not personally liable for the payment or performance of certain Obligations; and (ii) conveying to Trustee all of Borrower’s right, title and interest in and to the Property and to each of the provisions of this Deed of Trust.

“(b) Borrower agrees that any and all conditions precedent or subsequent to subjecting its interest in the Property to the lien of this Deed of Trust have either been satisfied or are expressly and irrevocably waived. Borrower has no defense to the foreclosure of this Deed of Trust or the enforcement of any remedy provided for herein or in any other document evidencing the Loan or the Crossed Loans and agrees that this Deed of Trust shall at all times be and remain a valid first and prior lien and charge upon its interest in the Property for the repayment of the full indebtedness secured hereby and any renewal or extensions thereof without regard to any act or omission of SFPP, Trustee or Lender, either past, present or future. Without limiting the foregoing, Borrower hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder, including without limitation, diligence, presentment, demand for payment, protest, and all notices which may be required by statute, rule of law or otherwise to preserve intact Lender’s rights against Borrower hereunder, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, or the “Loan Documents” as defined in the Crossed Deeds of Trust, by Lender and SFPP, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest and, generally, all demands, notices and other formalities of every kind in connection with the Loan Documents, or the “Loan

Documents” as defined in the Crossed Deeds of Trust, and all rights to require Lender to proceed against SFPP or Borrower or to pursue any other remedy it may now or hereafter have against SFPP or Borrower.

(i) Without limiting the generality of the foregoing, Borrower agrees, notwithstanding any rights and benefits that may otherwise apply to a surety that:

(A) it waives the rights and benefits under Civil Code Section 2819, and that its liability shall continue even if Lender’s remedies or rights against SFPP are in any way impaired or suspended without Borrower’s consent;

(B) it waives any and all benefits and defenses under Civil Code Section 2810 and Borrower is liable even if SFPP had no liability at the time of execution of the Note, the other Loan Documents, the “Loan Documents” as defined in the Crossed Deeds of Trust, or thereafter ceased to be liable;

(C) it waives any and all benefits and defenses under Civil Code Section 2809 and agrees that its liability may be larger in amount and more burdensome than that of SFPP;

(D) it waives any and all benefits and defenses under Civil Code Sections 2845, 2849, 2850, 2899 and 3433, including, without limitation, any right to require Lender to (i) proceed against SFPP or any other pledgor, or (ii) pursue any other right or remedy for Borrower’s benefit, and agrees that Lender may proceed against Borrower’s right, title and interest in the Land and the other Property for the Obligations without taking any action against SFPP or any other pledgor and except as expressly provided herein to the contrary without proceeding against any other collateral Lender holds;

(E) Lender may unqualifiedly exercise, in its sole and absolute discretion, any or all rights and remedies available to it against SFPP or any other pledgor without impairing Lender’s rights and remedies in enforcing the Obligations against Borrower; and

(F) Lender’s exercise of certain of such rights or remedies may affect or eliminate Borrower’s right of subrogation or recovery against SFPP or another pledgor and that Borrower may incur partially or totally non-reimbursable liability under this Deed of Trust.

(ii) Borrower hereby waives all benefits and defenses under Civil Code Sections 2847, 2848 and 2849 and agrees that Borrower shall have no right of subrogation or reimbursement against SFPP or any other pledgor, no right of subrogation against any collateral or security provided for in the Loan Documents or in the “Loan Documents” as defined in the Crossed Deeds of Trust and no right of contribution against any other pledgor unless and until all amounts due under the Loan Documents and under the “Loan Documents” as defined in the Crossed Deeds of Trust have been paid in full and Lender has released, transferred or disposed of all of its right, title and interest in the

Property and each “Property” as defined in each of the Crossed Deeds of Trust. To the extent any Borrower’s waiver of these rights of subrogation, reimbursement or contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, Borrower agrees that Borrower’s rights of subrogation and reimbursement against SFPP or any other pledgor and right of subrogation against any collateral or security shall be unconditionally junior and subordinate to Lender’s rights against SFPP and to Lender’s right, title and interest in such collateral or security, and Borrower’s right of contribution against SFPP or any other pledgor shall be unconditionally junior and subordinate to Lender’s rights against such party.

(iii) Borrower agrees that it shall not be released or discharged, in whole or in part, by (i) Lender’s failure to perfect or continue the perfection of any lien or security interest in collateral which secures the Obligations, (ii) Lender’s failure to protect the property covered by such lien or security interest, or (iii) any consent by Lender to the transfer, subordination, release, substitution or liquidation of any portion of the collateral which secures the Obligations.

(iv) So long as any of the Obligations shall remain owing to Lender, Borrower shall not, without the prior written consent of Lender, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of Borrower or against SFPP or any other pledgor.

(v) Borrower’s waivers herein are made knowing that their intent is to deprive Borrower of the benefits and defenses that would or could otherwise be available to Borrower as a guarantor under the statutory provisions and case law referenced herein.

(vi) If any payment by SFPP is held to constitute a preference under any applicable bankruptcy or similar laws, or if for any reason Lender is required to refund any sums to SFPP, such amounts shall not constitute a release of any liability hereunder. It is the intention of Lender and Borrower that Borrower’s obligations hereunder shall not be discharged except by SFPP’s performance of such obligations and then only to the extent of such performance.

(vii) Borrower agrees that any indebtedness of SFPP now or hereafter held by Borrower is hereby and shall be unconditionally subordinated to all indebtedness of SFPP to Lender and any such indebtedness of SFPP shall be collected, enforced and received by Borrower, as trustee for Lender, but without reducing or affecting in any manner the liability of Borrower for the Obligations.

(viii) Borrower hereby waives all rights and remedies arising out of an election of remedies by Lender, even though, that election of remedies, such as non-judicial foreclosure with respect to security for the Obligations, has destroyed Borrower’s rights of subrogation and reimbursement against SFPP or any other pledgor. In addition, Borrower hereby waives all defenses that Borrower may have because the Obligations are secured by real property in addition to the Property.

(ix) Borrower acknowledges that nothing contained in the Deed of Trust shall affect any of SFPP’s or any Borrower’s obligations under any lease agreement relating to the Property.

(x) Borrower further acknowledges that:

(A) Lender would not make the Loan and the Crossed Loans without the agreements in this Deed of Trust;

(B) Borrower consents to, and approves of, the instructions of SFPP to Lender as to the disbursement of the proceeds of the Loan and/or the Crossed Loans, as applicable;

(C) Lender in making such disbursement is under no obligation or duty to, nor has Lender represented that it will see to, the application of such proceeds and any application or use of such proceeds for any purpose shall not defeat the encumbrance hereby made either in whole or in part;

(D) Borrower intentionally and unconditionally subjects its interests in the Property to the lien and charge of this Deed of Trust and understands that, in reliance upon, and in consideration of so doing, specific loans and advances are being, and will be made, and specific monetary and other obligations are being, and will be, entered into which would not be made or entered into but for said reliance upon such encumbrance;

(E) SFPP’s performance of any of Borrower’s obligations herein shall be deemed to be performance by Borrower to the extent performed by SFPP and

(F) the making of the Loan will benefit Borrower.”

Section 9. The Deed of Trust is hereby modified by adding the following as a new Article XXI to the Deed of Trust:

“Section 21.1. Releases. After the first day of the sixth (6th) month following the Effective Date, not more than twice during the term of the Loan pursuant to this Deed of Trust and/or any of the other Crossed Deeds of Trust in the aggregate, Borrower shall have the right to pay an Adjusted Release Amount for the Property (the “Release Property”), and obtain a release of the Release Property from the Lien of the Crossed Deed of Trust thereon and from Borrower’s obligations under the applicable Loan Documents (other than those expressly stated to survive) with respect to such Individual Property (collectively, a “Release”), subject to satisfaction of the following to the sole satisfaction of Lender:

“(a) the outstanding “Debt” for all the Crossed Loans divided by the then current appraised value of the remaining Individual Properties, based upon then current appraisals satisfactory to Lender in its sole discretion, shall not exceed seven-tenths (0.70), and the resulting annualized Debt Service Coverage Ratio for the Loan and the other Crossed Loans (for the 12-month period commencing on the date of the proposed Release) shall be equal to or greater than that which existed prior to the Release;

“(b) Borrower shall pay all Lender’s costs, including, but not limited to, third party reports, reasonable attorneys’ fees, fees related to appraisers, engineers, architects and consultants, recording costs, costs of endorsements and/or premiums for Title Insurance Policies required by Lender, in connection with any such Release, and a fee of $20,000.00, payable concurrently with delivery of the Release Notice;

“(c) not less than ninety (90) days prior to the date of a requested Release (the “Notice Date”), Borrower shall deliver to Lender a notice (the “Release Notice”) setting forth, among other things, the proposed date of the Release. If the Release Property is operationally-integrated with any adjacent properties, the Release Notice shall include: (i) a current Survey of the Release Property and the adjacent properties, together with legal descriptions for the Release Property and the adjacent properties, and a plot plan of the Release Property showing building integration, if any, with adjacent properties; (ii) the name of the proposed transferee; (iii) the intended use of the Release Property; and (iv) all such other information as necessary for Lender to consider the proposed Release;

“(d) there shall be no Event of Default as of either the Notice Date or the date of the Release;

“(e) to the extent that the Release Property is operationally-integrated with other properties, Borrower shall deliver to Lender evidence satisfactory to Lender that Borrower has complied with any requirements of all documents relating to the Release Property and such other properties, including those related to Leases and Liens (including any written consents required thereunder), and, to the extent necessary to comply thereunder, the transferee has assumed all of Borrower’s obligations relating to the Release Property thereunder;

“(f) Borrower shall have delivered to Lender endorsements to the Title Insurance Policies satisfactory to Lender that (i) extend the effective date of such policies to the effective date of the Release; (ii) confirm that there shall be no change in the priority of the Lien of the Crossed Deeds of Trust or in the amount of coverage; (iii) confirm that the title insurers issuing the Title Insurance Policies consent to the Release; (iv) waive any defense that such title insurers may have as a result of the Release; and (v) to the extent of the then current appraised value of the Release Property, waive any right of subrogation;

“(g) Borrower shall have delivered to Lender evidence satisfactory to Lender that the Release Property and the balance of the Individual Properties each separately conforms to and is in compliance with Laws and, to the extent the Release Property is integrated with adjacent, remaining properties, such other adjacent parcels (i) are each self-contained units, (ii) have direct on-site connection to all utilities and direct access to one or more public streets; (iii) have adequate parking as required by the Loan Documents; and (iv) constitute a separate tax lots; and

“(h) at Borrower’s sole cost, Borrower shall have delivered to Lender all other information, approvals, and documents reasonably required by Lender with respect to the Release, and Borrower shall execute, acknowledge and deliver all documents and agreements reasonably required by Lender to evidence the Release and to otherwise acknowledge and confirm Borrower’s obligations under the Loan Documents and all documents and agreements executed and delivered in connection with Loan and the Crossed Loans including the Environmental Indemnity Agreement for the Release Property.”

“Section 21.2. Substitutions. After the first day of the sixth (6th) month following the Effective Date, not more than twice during the term of the Loan pursuant to this Deed of Trust and/or any of the other Crossed Deeds of Trust in the aggregate, Borrower shall have the right to grant a Lien in favor of Lender (to replace the Property under this Deed of Trust) encumbering certain of Borrower’s properties (other than a then existing Individual Property) (the “Substitution Property”) and obtain a release of the Property (the “Substituted Property,” and collectively, along with the Substitution Property, the “Substitution Properties”) from the Lien of this Deed of Trust and from Borrower’s obligations under the applicable Loan Documents (other than those expressly stated to survive) with respect to the Substituted Property (collectively, a “Substitution”), subject to satisfaction of the following to the sole satisfaction of Lender:

“(a) the two (2) permitted Substitutions shall consist of not more than three Individual Properties in the aggregate; provided that, in addition to the foregoing, at Borrower’s election, the property located at 2540-2590 North First Street, San Jose, CA, as more particularly described on Exhibit B attached hereto, may be substituted as an additional Substitution upon the terms set forth herein;

“(b) Lender shall receive at least ninety (90) days prior written notice of the proposed Substitution, which notice will contain sufficient documentation to enable Lender to determine whether the conditions set forth herein have been satisfied;

“(c) there shall be no Event of Default as of either the date of notice of the proposed Substitution or the date of the Substitution;

“(d) the then current appraised value of the Substitution Property must equal or exceed the then current appraised value of the Substituted Property, the Substitution Property shall be at least 93% fully leased and occupied with tenants in possession and paying rent under Leases reasonably acceptable to Lender, and the Substitution Property shall be similar or better, with respect to product type, age, building construction design and quality, and tenant quality, as compared to the Substituted Property;

“(e) the resulting annualized Debt Service Coverage Ratio calculated only with respect to the Substitution Property (for the 12-month period commencing on the date of the proposed Substitution) shall be equal to or greater than the annualized Debt Service Coverage Ratio calculated only with respect to the Substituted Property (for the 12-month period commencing on the date of the proposed Substitution);

“(f) Borrower will comply with each and every provision set forth in Exhibit C that are applicable to the Property and/or Borrower, and such provisions shall be applied to the Substitution Properties herein and to the Loan and the other Crossed Loans, as applicable, to the sole satisfaction of Lender, and each Substitution Property shall satisfy Lender’s then existing underwriting criteria pertaining to, without limitation, leasing, tenant-credit, tenant-quality, tenant-identification, insurance coverage, and lease-expiration;

“(g) Borrower shall have delivered to Lender Title Insurance Policies satisfactory to Lender for the Substitution Property and endorsements to the Title Insurance Policies for the Property, and for all other Individual Properties, satisfactory to Lender that (i) add the Substitution Property thereunder; (ii) extend the effective date of such policies to the effective date of the Substitution; (iii) confirm that there shall be no change in the priority of the Lien of this Deed of Trust (including a first Lien for the Substitution Property), or of the Crossed Deeds of Trust; (iv) confirm that the title insurers issuing the Title Insurance Policies for the Property and the other Individual Properties consent to the Substitution; (v) waive any defense that such title insurers may have as a result of the Substitution; and (vi) to the extent of the then current appraised value of the Substituted Property, waive any right of subrogation;

“(h) Borrower shall pay for all of Lender’s costs, including, but not limited to, third party reports, reasonable attorneys’ fees, title, survey, engineering and environmental costs and charges, fees related to appraisers, engineers, architects and consultants, recording costs and costs of endorsements and/or premiums for Title Insurance Policies required by Lender, in connection with any such Substitution;

“(i) Neither the Laws of the state where the Substitution Property is located nor the ownership structure of the Substitution Property shall, in Lender’s sole opinion, increase the risks associated with Lender’s ability to enforce its rights and remedies under this Deed of Trust, or under the Crossed Deeds of Trust, related to any or all anti-deficiency statutes or single-action legislation;

“(j) Borrower shall pay Lender a fee of $20,000.00 per each separate property as may be part of a Substitution Property (which shall be payable per, and along with, each request for a Substitution), but which shall not exceed $50,000.00 per Substitution;

“(k) Borrower shall execute, acknowledge and deliver all documents and agreements reasonably required by Lender to evidence any Substitution and to otherwise acknowledge and confirm Borrower’s obligations under the Loan Documents and all documents and agreements executed and delivered in connection with Loan and the other Crossed Loans, including Borrower’s obligations under the Environmental Indemnity Agreement for the Substitution Properties, the limitation of liability provisions of Article XV of this Deed of Trust for the Substituted Property, and any contribution agreement executed and delivered in connection with the Loan and the Crossed Loans; and

“(l) If the owner of the Substitution Property is a permitted wholly-owned subsidiary of Borrower, Borrower shall deliver to Lender (A) an instrument, satisfactory to Lender, from Borrower guaranteeing the Environmental Indemnity Agreement for the Substitution Property, (B) an instrument, satisfactory to Lender, from Borrower guaranteeing the limitation of liability provisions of Article XV of this Deed of Trust for the Substitution Property, and (C) all documents and agreements reasonably required by Lender to, among other things, evidence Borrower’s guarantee of all obligations with respect to the Substitution and to include the proposed transferee within any contribution agreement executed and delivered in connection with the Loan and the Crossed Loans.”

Section 10. Defined Terms in Deed of Trust. Exhibit B of the Deed of Trust is hereby modified as follows:

(a) By adding:

“‘Adjusted Release Amount’ shall mean, for the Property, an amount equal to the sum of one hundred ten percent (110%) of the sum of the then outstanding Principal of the Loan plus a Prepayment Premium for the sum of the then outstanding Principal of the Loan.”

(b) By adding:

“‘Approved Expenses’ shall mean those operating expenses that are customary and necessary to the normal operation of the Property, and/or the other Individual Properties, as applicable, specifically including but not limited to, security, building services, parking services, employee salaries and benefits, cleaning costs, all utilities, repairs and maintenance, insurance premiums, real estate taxes, and a market rate management fee.”

(c) By deleting the existing definition of Assignment in its entirety and replacing it with the following:

“‘Assignment’ is defined as the Assignment of Leases and Rents dated of even date with this Deed of Trust made by Borrower for the benefit of Lender, as amended by that certain First Amendment to Assignment of Leases and Rents, dated                     , 2004.”

(d) By adding: “‘Crossed Deeds of Trust’ is defined in Section 3.1.”

(e) By adding:

“‘Debt Service Coverage Ratio’ shall mean the resulting ratio for the applicable period of Net Operating Income as compared to Debt Service Payments for the same period.”

(f) By deleting the existing definition of Deed of Trust in its entirety and replacing it with the following:

“‘Deed of Trust’ is defined as this Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, as amended by that certain First Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement dated                     , 2004.”

(g) By adding:

“‘Executive Order No. 13224’ is defined as the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.”

(h) By adding:

“‘Individual Property’ shall mean each parcel(s) of Land, the Improvements thereon, and all “Property” thereto as described in the provisions of the Article of each of the Crossed Deeds of Trust entitled “Granting Clauses,” as encumbered by each of the Crossed Deeds of Trust.”

(h) By adding:

“‘Lien’ shall mean, with respect to the Property, or any Substitution Property hereunder, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, the Substitution Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.”

(i) By deleting the existing definition of Loan Documents in its entirety and replacing it with the following:

“‘Loan Documents’ is defined as the Note, this Deed of Trust, the Assignment, the Crossed Deeds of Trust, the UCC-1 Financing Statements, the Tax Impound Escrow Agreement, the Cash Sweep Escrow Agreement, the “Loan Documents” as defined in the Crossed Deeds of Trust, and all documents now or hereafter executed by Borrower or held by Lender or Trustee relating to the Loan, or to the Crossed Loan, including all amendments but excluding the Environmental Indemnity Agreement and any other indemnities or guaranties in connection with the Loan or the Crossed Loans.”

(j) By adding:

“‘Net Operating Income’ shall mean, for the period in question, projected or actual, as applicable, rents from tenants under Leases and payments in the nature of rents derived from the Property, and/or the other Individual Properties, as applicable (including tenant reimbursements under the Leases but excluding lease termination fees), less Approved Expenses for that period, all as approved by Lender.”

(k) By adding:

“‘Title Insurance Policies’ shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in form acceptable to Lender (or, if an Individual Property is in a state which does not permit the issuance of such ALTA policy, such form as shall be permitted in such state and acceptable to Lender), issued with respect to such Individual Property, and insuring the first priority lien of the Crossed Deed of Trust encumbering such Individual Property, including such reinsurance and endorsements, including zoning compliance and subdivision compliance, if a letter from the public agency responsible for zoning matters in a form acceptable to Lender cannot be obtained, as Lender deems necessary, issued by a title insurance company approved by Lender, and excluding any creditors’ rights exceptions or exclusions.”

(k) By deleting the existing definition of Uniform Commercial Code in its entirety and replacing it with the following:

“‘Uniform Commercial Code’ is defined as the Uniform Commercial Code as in effect from time to time in the jurisdiction where the Land is located or, to the extent required by the Uniform Commercial Code, where the Borrower is located, as applicable.”

Section 11. Exhibit E – Crossed Loans. Exhibit E of the Deed of Trust is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

Section 12. Assignment of Leases and Rents. (a) The Recitals to the Assignment are hereby deleted in their entirety and replaced with the following:

“A. Lender agreed to make and Borrower agreed to accept a loan (the “Loan”) in an original principal amount of $ 15,750,000.00.

“B. To evidence the Loan, Borrower executed and delivered to Lender a Promissory Note (the “Note”), dated September 30, 1998, in the principal amount of Fifteen Million Seven Hundred Fifty Thousand and and No/100 Dollars ($15,750,000.00 (that amount or so much as is outstanding from time to time is referred to as the “Principal”), promising to pay the Principal with interest thereon to the order of Lender as set forth in the Note, until the Debt (as defined in the Deed of Trust) has been paid in full, with the balance, if any, of the Debt being due and payable on the day which is eight (8) years from the first full calendar month following the date hereof(the “Maturity Date”).

“C. In addition to the Loan, Lender agreed to make and Borrower and/or SFPP agreed to accept those certain Crossed Loans (as defined in the Deed of Trust (as defined below)).

“D. The Loan and the Crossed Loans have a total original principal amount of $138,.725,000.00.

“E. Borrower owns the fee interest in the Land (as defined below) together with the improvements located on the Land.

“F. Borrower’s obligations under the Note are secured among other things by (i) a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated September 30, 1998, as amended by that certain First Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated                              (collectively, the “Deed of Trust”), that encumber the land (the “Land”) described in Exhibit A, the improvements located on the Land and certain other property, rights and interests of Borrower, all as more particularly described in the Deed of Trust (collectively, the “Property”)” and (ii) the Crossed Deeds of Trust (as defined in the Deed of Trust).

(b) The introductory paragraph of Section 2.1(a) of the Assignment is hereby deleted in its entirety and replaced with the following:

“In consideration of the Debt, Borrower irrevocably, absolutely, presently, unconditionally and not merely as additional security for the payment and performance of the Obligations, sells, assigns, sets over and delivers to Lender the following property, rights, interests and estates now or in the future owned or held by Borrower (the “Assigned Property”), for Lender’s uses and purposes as set forth in this Assignment, subject to the license granted by Lender to Borrower in this Assignment to collect and receive the Rents until the occurrence and during the continuance of an Event of Default:”

Section 13. Grant; Confirmation of Lien. Borrower acknowledges and agrees that the Obligations (as defined in the Deed of Trust), as modified herein, are secured by the Deed of Trust, as amended by this First Amendment, and in confirmation thereof, Borrower hereby irrevocably grants, warrants, conveys and assigns to Trustee in trust, WITH POWER OF SALE, and grants to Trustee a security interest in, all right, title and interest in, the Property (as defined in the Deed of Trust) for the uses and purposes set forth in the Deed of Trust, as amended by this First Amendment. In addition, Borrower confirms that it intends that the Property continues to be subject to the lien of the Deed of Trust and to the assignment set forth in the Assignment, both as amended by this First Amendment.

Section 14. Warranties. Borrower hereby makes, ratifies and confirms all representations and warranties included in the Deed of Trust and the Assignment as though made and set forth herein in their entirety, and as of the date first written above. For purposes of this Section 14, the term “to Borrower’s knowledge,” as used in the Deed of Trust, shall also be construed as meaning to the best of the knowledge of Monica Lim, Michael Bradish, Keith Anderson, and William Lau, which Borrower represents are all the persons in Borrower’s organization with management responsibility which have knowledge of the Property.

Section 15. Construction; Priority. The provisions of the Note, Deed of Trust, and Assignment, as each is amended by this First Amendment, shall, as amended, constitute and be construed as one document, and any reference to the Note, the Deed of Trust, and/or the Assignment in the Loan Documents shall mean the applicable document, as amended by this First Amendment. Except as specifically provided herein, none of the provisions herein contained shall in any way be construed as a modification of any of the terms and conditions of the Note, the Deed of Trust, or the Assignment, as applicable, and all other terms and conditions of the Note, the Deed of Trust, and the Assignment shall remain unchanged and in full force and effect. This First Amendment shall in no way impair the lien, charge or priority of the Deed of Trust or the Assignment, or any other of the Loan Documents upon all property covered thereby. Borrower hereby makes, ratifies and confirms all its obligations under the Loan Documents, as amended herein.

Section 16. Applicable Law. This First Amendment is governed by and will be construed in accordance with the Laws of the state or commonwealth which govern the Deed of Trust, except to the extent that the Uniform Commercial Code (as defined in the Deed of Trust) requires otherwise.

Section 17. Further Amendment. The Loan Documents may not be further amended orally or by any act or omission made individually by Borrower, Lender or Trustee but may be further amended only by a written document signed by the party against which enforcement of the amendment, waiver or termination is sought.

Section 18. Covenants Run with the Land. Subject to the restrictions on transfer contained in the Article entitled “TRANSFERS, LIENS AND ENCUMBRANCES” in the Deed of Trust, all of the covenants of the Deed of Trust, the Assignment, and this First Amendment run with the Land, will bind all parties hereto and all tenants and subtenants of the Land or the Improvements and their respective heirs, executors, administrators, successors and assigns, and all occupants and subsequent owners of the Property, and will inure to the benefit of Lender and all subsequent holders of the Note and the Deed of Trust, as amended by the First Amendment.

Section 19. Time of the Essence. Time remains of the essence with respect to Borrower’s payment and performance of the Obligations.

Section 20. Counterparts. Duplicate counterparts of this First Amendment may be executed and together will constitute a single original document.

IN WITNESS WHEREOF, Lender and Borrower have executed and delivered this First Amendment as of the date first set forth above.

CATELLUS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Catellus Development Corporation (formerly known as Catellus SubCo, a Delaware corporation, its sole general partner)

By:
Name:
Its:

[Signatures continue on next page.]

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation

By:
Rosemarie J. Wagner,
Associate Director

[Acknowledgments begin on next page.]

ACKNOWLEDGEMENTS

STATE OF CALIFORNIA	)
	)	ss:
COUNTY OF SAN FRANCISCO	)

On                     , before me, the undersigned, a Notary Public in and for said State, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature:

Name

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On                     , before me, the undersigned, a Notary Public in and for said State, personally appeared Rosemarie J. Wagner, Associate Director, of Teachers Insurance and Annuity Association of America, a New York corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature:

Name

Exhibit A

LEGAL DESCRIPTION

Real property in the County of Alameda, State of California, described as follows:

See Attached

Exhibit B

CROSSED LOANS

1.	That certain Promissory Note in the principal amount of $63,000,000.00, dated September 22, 1998, and secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement dated September 22, 1998, recorded in the office of the recorder of Santa Clara County as Document No. 14404843, and referencing Borrower’s fee interest in the real property commonly known as 2540-2590 N. First Street, San Jose, CA (more particularly described therein).

a.	TIAA Application No. – CA-3182

b.	Mortgage No. – 000450800

2.	That certain Promissory Note in the principal amount of $15,750,000.00, dated September 30, 1998, and secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement dated September 30, 1998, recorded in the office of the recorder of Alameda County as Document No. 98338705, and referencing Borrower’s fee interest in the real property commonly known as 4099 Boyce and 6600 Stevenson, Fremont, CA (more particularly described therein).

a.	TIAA Application No. – CA-3179

b.	Mortgage No. – 000450500

3.	That certain Promissory Note in the principal amount of $6,975,000.00, dated September 30, 1998, and secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement dated September 30, 1998, recorded in the office of the recorder of Alameda County as Document No. 98338708, and referencing Borrower’s fee interest in the real property commonly known as 40745 Encyclopedia, CA (more particularly described therein).

a.	TIAA Application No. – CA-3181

b.	Mortgage No. – 000450700

4.	That certain Promissory Note in the principal amount of $7,750,000.00, dated September 30, 1998, and secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement dated September 30, 1998, recorded in the office of the recorder of Los Angeles County as Document No. 98 1782205, and referencing Borrower’s fee interest in the real property commonly known as 455 S. Brea, City of Industry, CA (more particularly described therein).

a.	TIAA Application No. – CA- 3183

b.	Mortgage No. – 000450900

5.	That certain Promissory Note in the principal amount of $9,850,000.00, dated October 1, 1998, and secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement dated October 1, 1998, recorded in the office of the recorder of Los Angeles County as Document No. 98 1792318, and referencing Borrower’s fee interest in the real property commonly known as 381 S. Brea, City of Industry, CA (more particularly described therein).

a.	TIAA Application No. – CA-3184

b.	Mortgage No. – 000451000

6.	That certain Promissory Note in the principal amount of $8,050,000.00, dated September 30, 1998, and secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement dated September 30, 1998, recorded in the office of the recorder of Orange County as Document No. 19980660704, and referencing Borrower’s fee interest in the real property commonly known as 1065 N. Pacificenter Drive, Anaheim, CA (more particularly described therein).

a.	TIAA Application No. – CA-3186

b.	Mortgage No. – 000451200

7.	That certain Promissory Note in the principal amount of $7,350,000.00, dated October 26, 1998, and secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement dated October 27, 1998, recorded in the office of the recorder of Orange County as Document No. 19980725125, and referencing Borrower’s fee interest in the real property commonly known as 4905-4945 East Hunter, Anaheim, CA (more particularly described therein).

a.	TIAA Application No. – CA-3187

b.	Mortgage No. – 000451300

8.	That certain Promissory Note in the principal amount of $5,125,000.00, dated September 30, 1998, and secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement dated September 30, 1998, recorded in the office of the recorder of Orange County as Document No. 19980660701, and referencing Borrower’s fee interest in the real property commonly known as 4900-90 Landon Drive, Anaheim, CA (more particularly described therein).

a.	TIAA Application No. – CA-3188

b.	Mortgage No. – 000451400

9.	That certain Promissory Note in the principal amount of $4,550,000.00, dated October 6, 1998, and secured by that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement dated October 6, 1998, recorded in the office of the recorder of Will County as Document No. R 98118075, and referencing Borrower’s fee interest in the real property commonly known as 2300 Internationale Parkway, Downers Grove (Woodridge), IL (more particularly described therein).

a.	TIAA Application No. – IL-729

b.	Mortgage No. – 000451500

10.	That certain Promissory Note in the principal amount of $6,950,000.00, dated October 6, 1998, and secured by that certain Mortgage, Assignment of Leases and

Rents, Security Agreement and Fixture Filing Statement dated October 6, 1998, recorded in the office of the recorder of Will County as Document No. R 98118077, and referencing Borrower’s fee interest in the real property commonly known as 2400 Internationale Parkway, Downers Grove (Woodridge), IL (more particularly described therein).

a.	TIAA Application No. – IL-730

b.	Mortgage No. – 000451600

11.	That certain Promissory Note in the principal amount of $3,375,000.00, dated October 6, 1998, and secured by that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement dated October 6, 1998, recorded in the office of the recorder of Will County as Document No. R 98118079, and referencing Borrower’s fee interest in the real property commonly known as 2401 Internationale Parkway, Downers Grove (Woodridge), IL (more particularly described therein).

a.	TIAA Application No. – IL-731

b.	Mortgage No. – 000451700

Exhibit C

(Substitution Provisions)

The obligations of Lender to agree to a Substitution are subject to the fulfillment by Borrower, or waiver by Lender, of the following conditions precedent (the “Substitution Conditions”) no later than the earlier of the date of the Substitution or as otherwise specified:

3.3(f).1. Representations and Warranties. The representations and warranties of Borrower contained in all of the Loan Documents shall be true and correct in all material respects on and as of the date of the Substitution with respect to the Substitution Property and the ownership thereof with the same effect as if made on and as of such date.

3.3(f).2. Deliverables. Borrower shall deliver to Lender the following items, all to be satisfactory to Lender, in its sole discretion, and Borrower hereby acknowledges that Lender’s receipt of such items does not constitute Lender’s approval of such items:

(a) not less than forty-five (45) days before the date of the Substitution, originals or certified copies of all operating agreements, ground leases, reciprocal easement agreements, management agreements and other material agreements affecting each of the Substitution Properties (collectively, the “Property Documents”) and copies of all Leases affecting each of the Substitution Properties, together with any short form leases, amendments, addenda, exhibits or assignments thereto, and as soon as practicable after execution thereof, originals or certified copies of all such Property Documents and Leases executed after the initial delivery of such Property Documents and Leases. After Lender’s approval, with respect to the Substitution Property, none of the foregoing may be amended prior to the date of the Substitution without Lender’s prior written consent;

(b) not less than thirty (30) days before the date of the Substitution, two copies of the Borrower’s standard form lease for the Substitution Property, which may not be amended prior to the date of the Substitution without Lender’s prior written consent;

(c) not less than forty-five (45) days before the date of the Substitution, plans and specifications for the Improvements for each of the Substitution Properties, provided, however, Lender’s approval of plans and specifications for the Substitution Property shall only be required with respect to Improvements which are less than five (5) years old;

(d) not less than forty-five (45) days before the date of the Substitution, a current title report or binder (including the fee underlying any leasehold estate) for the Substitution Property and searches of appropriate UCC records;

(e) not less than thirty (30) days before the date of the Substitution, a Survey for the Substitution Property certified to Lender and its title insurer in form acceptable to Lender;

(f) not less than thirty (30) days before the date of the Substitution, a pro forma certification of the rent roll for each of the Substitution Property, which shall be revised to include all new and/or amended information arising after the certification was initially certified by Borrower not more than fifteen (15) days and not less than five (5) days before the date of the Substitution;

(g) with respect to the Substitution Property, not less than thirty (30) days before the date of the Substitution, evidence satisfactory to Lender that the Substitution Property is covered by Borrower’s approved insurance program including coverage for terrorism insurance. Borrower shall maintain insurance covering acts of terrorism, provided such insurance is available at commercially reasonable rates (as determined by Lender annually). If Borrower’s blanket coverage is provided by multiple insurers, such terrorism coverage shall be included in policies issued for 80% of the coverage amount given by such insurers;

(h) not less than ten (10) Business Days before the date of the Substitution, (i) an architect’s certificate, in form and content acceptable to Lender, for the Substitution Property, (ii) an original or certified copy of all building permits for the Substitution Property, if required by Lender, and an original or certified copy of the unconditional certificate of occupancy or other unconditional certificate of appropriate governmental authorities having jurisdiction permitting occupancy of the Substitution Property evidencing compliance with all zoning, building and applicable regulations for the Substitution Property, and (iii) a copy of all other consents, permits, licenses, approvals and franchises referenced in Section 3.3(f).4 below;

(i) not less than five (5) days before the date of the Substitution, original tenant estoppel certificates for Leases affecting the Substitution Property, dated not more than thirty (30) days before the date of the Substitution, and original subordination, non-disturbance and attornment agreements, duly executed, acknowledged and delivered by landlord and tenant, for all Leases for more than 15,000 square feet of premises;

(j) not more than forty-five (45) days and not less than five (5) days before the date of the Substitution, original estoppel certificates, dated not more than thirty (30) days before the date of the Substitution, from all parties to Property Documents including, but not limited to, any operating agreements, ground leases, and reciprocal easement agreements affecting the Substitution Property;

(k) not less than thirty (30) days before the date of the Substitution, a certified inventory of Fixtures and Personal Property at the Substitution Property;

(l) not less than thirty (30) days before the date of the Substitution, copies of bills and assessments for Taxes for each of the Substitution Properties, along with verification of payment of such Taxes for the current tax year and for the previous tax year;

(m) not less than fifteen (15) days before the date of the Substitution, a form of opinion prepared by counsel satisfactory to Lender, substantially similar to the form of opinion prepared by counsel to Borrower for the Loan, covering such legal matters as Lender deems appropriate with respect to the Substitution, including due authorization, due execution, enforceability, usury, and due organization and good standing of Borrower, with the original opinion to be signed, dated and delivered to Lender at the date of the Substitution; and

(n) from time to time before the date of the Substitution, such other documentation or information as Lender may request in connection with the Substitution, including (i) year-to-date operating statements for each of the Properties and the Substitution Property for the fiscal year in which the date of the Substitution occurs, (ii) operating statements for each of the Properties and the Substitution Property for the prior fiscal year, (iii) capital and operating budgets for each of the Properties and the Substitution Property for the remainder of the fiscal year in which the date of the Substitution occurs and for the next succeeding fiscal year, (iv) such other financial information covering operations of each of the Properties and the Substitution Property as required by Lender, and (v) financial statements of Borrower and the Subsidiaries (to the extent such financial information is then separately prepared).

3.3(f).3. Loan Documents. Borrower shall have executed and delivered to Lender loan documents satisfactory to Lender, in its sole discretion, evidencing and securing the Substitution Property and, as affected by the Substitution, the Loan and the Obligations, which shall be substantially in the form of the loan documents delivered to Lender from Borrower for the Loan, as modified to address such issues as are particular to the Substitution Property and/or the Substitution.

3.3(f).4. Compliance with Laws. The Substitution Property shall comply with all Laws, including those Laws relating to construction, land use, health, safety and environmental matters. All permits, licenses, approvals and franchises required for the construction, use, operation, occupancy and management of each of the Substitution Property shall have been obtained and be in good standing, and Borrower shall have complied, or caused the Subsidiaries to have complied, with any specific Laws, conditions or requirements applicable to the Substitution Property.

3.3(f).5. Appraisals. With regard to each of the Substitution Properties, Lender shall have approved, in its sole discretion, current appraisals of each of the Substitution Properties prepared by an appraiser engaged by Lender. Lender shall provide Borrower with copies of these appraisals provided Borrower executes and delivers a confidentiality and non-reliance letter satisfactory to Lender.

3.3(f).6. Physical Conditions Reports. Lender shall have approved a Physical Conditions Report for the Substitution Property.

3.3(f).7. Environmental Reports. Lender shall have approved environmental assessment and compliance reports prepared by an independent expert engaged by Lender for the Substitution Property, complying with Lender’s then applicable requirements for comparable properties, confirming that (i) no Hazardous Substances are present or are suspected to be present, on, in, under, or above the Substitution Property or any surrounding areas; (ii) no release of Hazardous Substances from or onto the Substitution Property has occurred, is suspected to have occurred, or is threatened; and (iii) the Improvements on the Substitution Property, the manner of construction thereof, and the use and operation thereof (including use and operation by tenants and other occupants) comply with all Environmental Laws.

3.3(f).8. Tax Parcels. The Substitution Property shall consist of one or more tax lots assessed separate and apart from any other property. If the Substitution Property does not consist of one or more tax lots assessed separate and apart from any other property(ies), Borrower shall satisfy Lender, as determined in its sole discretion, that all Taxes for those tax lots (including the Substitution Property) shall be properly reserved and paid.

3.3(f).9. Bankruptcy. Borrower and all entities comprising the foregoing shall be free from bankruptcy and shall be, as determined by Lender in its sole discretion, solvent, both in that: (i) the value of their assets shall exceed their liabilities, and (ii) it is reasonable to conclude that each entity shall be able to pay its debts, including, where applicable, payments required by the Loan Documents, as such become due and payable in the foreseeable future.

3.3(f).10. Legal Matters. Lender shall have approved all legal matters and issues arising as a result of the proposed Substitution.